AMERICAN MEDICAL TECHNOLOGIES, INC.
                      1989 INCENTIVE STOCK OPTION AGREEMENT

         This Incentive Stock Option Agreement is effective the 1st day of October, 1995, between AMERICAN MEDICAL TECHNOLOGIES, INC., a Delaware corporation (the "Corporation"), and ____________________ (hereinafter "Optionee").

                                    Recitals

         A. The Corporation's Board of Directors adopted its 1989 Incentive Stock Option Plan ("Plan") to be effective as of June 14, 1988. A copy of the Plan is attached hereto as Annex A and is incorporated for all purposes.

         B. The Corporation has determined to grant to the Optionee the right to acquire certain shares of the Corporation's common stock, par value of $.01 per share, all as provided more fully hereinafter, subject to the terms and provisions of this Agreement and the Plan.

         Now therefore, in consideration of the mutual undertakings, covenants, conditions and agreements contained herein, the parties hereto agree as follows:

         1. GRANT OF STOCK OPTION. The Corporation hereby grants to the Optionee, a regular salaried employee of the Corporation or a subsidiary thereof, under the terms and conditions of the Plan and the terms and conditions hereinafter specified, the right to acquire up to ________ shares of the Corporation's common stock, $.01 par value (hereinafter "Option Stock"). The option granted hereunder is effective on the effective date of this Agreement, and unless sooner terminated under the provisions hereof, shall expire at 12:00 Midnight on ___________ (ten years from date of grant) (hereinafter "Expiration Date").

         2. OPTION PRICE. The purchase price per share of the Option Stock shall be $ , which is an amount equal to 100 percent of the fair market value per share of the Corporation's Common Stock as of the original date of issue as determined by the Board of Directors of the Corporation (the "Board") or the Compensation Committee appointed by the Board to administer the Plan.

         3. EXERCISE. Subject to the limitations contained herein, the Optionee may exercise the Option granted hereunder to purchase shares of Option Stock according to the vesting schedule set forth in Annex A hereto and in accordance with the following terms and conditions:

                  (i) Once a portion of the Option becomes exercisable, it shall continue to be exercisable until the Expiration Date or the termination of such Option rights under this Agreement;

                  (ii) Optionee may elect to purchase Option Stock only once during any calendar quarter;

                  (iii) The Option may be exercised with respect to whole shares only and not fractional shares;

                  (iv) The Option shall be exercised by giving written notice to the Corporation in compliance with Paragraph 13 of this Agreement. Such notice shall be in the form of a Subscription Agreement to be supplied by the Corporation and shall state the number of shares with respect to which the Option is being exercised and shall specify a date which shall not be less than fifteen (15) nor more than thirty (30) days after the date of such notice as the date on which the shares of Option Stock will be taken up and payment made therefor. Payment in full for the number of shares to be transferred to the Optionee pursuant to the exercise or partial exercise of the Option shall be made in the form of cash, bank check or in whole shares of Common Stock of the Corporation based on the fair market value on the date of exercise (or any combination thereof) at the principal office of the Corporation. If any law or regulation requires the Corporation to take any action with respect to the sale of shares specified in such notice, the date of exercise of the Option and the delivery of shares and payment therefor shall be extended for the period necessary to take such action.

         4. TERMINATION. Upon termination of an Optionee's employment with the Corporation (other than by death) or the death of the Optionee, the rights under this Agreement to exercise the Option shall be limited to the Option Stock which was immediately purchasable by the Optionee at the date the terminating event occurs and such option privileges shall expire unless exercised by Optionee within three (3) months after termination of employment (other than by death) or within one (1) year after the death of Optionee.

         5. DEATH. Upon the death of an Optionee while employed with the Corporation or any of its subsidiaries, the Optionee shall become fully vested and the Optionee's estate shall have up to one year a If ter the death of the Optionee to exercise said shares.

         6. ADJUSTMENTS. The Option Stock shall be subject to the adjustment provisions contained in Paragraph 8 of the Plan.

         7. EFFECT UPON EMPLOYMENT. This Agreement is not an employment agreement and does not change any rights of the Corporation or Optionee under their employer-employee relationship including the Corporation's right to terminate the employment of the Optionee at any time.

         8. SHARES RESERVED. The Corporation shall, at all times during the term of this Agreement, reserve and keep available such number of its common shares as will be sufficient to satisfy the requirements of this Agreement and shall pay all fees and expenses necessarily incurred by the Corporation in connection with the issuance of such shares.

         9. RESTRICTION ON ISSUANCE OF SHARES. In the event that the shares issued or to be issued pursuant to exercise of the Option have not been registered under the Securities Act of 1933, as amended, the Corporation shall not be obligated to sell any such shares hereunder unless same are exempt from registration under the Securities Act of 1933, as amended, and applicable state securities laws. The Optionee shall, at the time such Option Stock is received, make and comply with the investment representations as contained in the Subscription Agreement and otherwise as may be required by the Corporation's counsel, to secure to the Corporation an appropriate exemption from applicable securities laws.

         10. Options Subject to Applicable Laws. The exercise of each Option shall be subject to the condition that if at any time the Corporation shall (i) determine in its discretion that (I) the satisfaction of withholding tax or other withholding liabilities, (II) the registration of any shares otherwise delivered upon such exercise under any state or federal law; or (III) the consent or approval of any regulatory body is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares pursuant thereto; or (ii) determine that certain limitations on the number of shares sold or number of Optionee's acquiring such shares should be limited in any manner or that the Option otherwise requires certain additional steps to be taken to comply with applicable exemptions under state or federal securities laws; then in any such event, such exercise shall not be effective unless such withholding, registration, consent, approval, limitations or amendments shall have been effected or obtained free of any conditions not acceptable to the Corporation.

         11. RIGHTS AS A SHAREHOLDER. The Optionee shall have no rights as a Shareholder as a result of this Agreement prior to the acquisition of Corporation stock pursuant to this Agreement.

         12. RESTRICTIONS ON TRANSFER.

                  (a)  Of  the   Options.   The  Option  may  not  be  assigned,
transferred, pledged or hypothecated in any way, may not be assignable by operation of law, and may not be subject to execution, attachment or similar process, other than by the laws of descent and distribution. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option shall be null and void and without effect.

                  (b) Of the Option Stock. The shares of Common Stock acquired by exercise of the Options shall not be sold, pledged, hypothecated or otherwise transferred (i) unless such shares are exempt from registration under the Securities Act of 1933, as amended, and any applicable state securities laws; and (ii) until the Optionee has first complied with any applicable restrictions or preemptive rights which have been properly created by the Corporation with respect to the sale of its shares, including any buy-sell agreements or rights of first refusal. Any purported transfer in violation of this provision shall be null and void and ineffectual to transfer any interest or title in the purported transferee.

         13. NOTICES. All notices, request, demands and other communications hereunder shall be in writing and shall be deemed to have been given if delivered or mailed, first class, with postage prepaid, to:

                  If to the Corporation, addressed to:

                           James T. Rash, President
                           American Medical Technologies, Inc.
                           5847 San Felipe, Suite 900
                           Houston, Texas 77057

                  If to the Optionee, addressed to the address for notice set forth beneath Optionee's signature below.

                  Delivery shall be made to such other address for notice as either party shall hereafter notify the other party in writing, from time to time.

         14. GOVERNING LAW. This Agreement has been executed in and shall be governed by the laws of the State of Texas.

         15. DISPUTES. As a condition of the granting of the Option granted herein, the Optionee agrees, for himself and his personal representatives, that any dispute or disagreement which may arise under or as a result of or pursuant to this Agreement shall be determined by the committee appointed by the Board to administer the Plan in its sole discretion, and that any interpretation by such committee of the terms of this Agreement shall be final, binding and conclusive.

         16. ENTIRE AGREEMENT. This Agreement contains the entire understanding between the parties hereto concerning the subject matter contained herein. There are no representations, agreements, arrangements, or understandings, oral or written, between or among the parties hereto, relating to the subject matter of this Agreement, which are not fully expressed herein.

         17. APPROVAL OF SHAREHOLDERS. The effectiveness and validity of this Agreement, the exercise of the Option granted herein and the issuance of shares of Common Stock pursuant to this Agreement are expressly subject to the ratification and approval of the Plan by the shareholders of the Corporation within twelve (12) months after the date of the adoption of the Plan by the Board.

         18. NO AFFECT ON CORPORATION. The existence of the option herein granted shall not affect in any way the right or power of the Corporation or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Corporation's capital structure or its business, or any merger or consolidation of the Corporation, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the common stock of the Corporation or the rights thereof, or dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceedings, whether of a similar character or otherwise.

         19. THE PLAN. This Agreement is made pursuant to the Plan and is subject to all the terms, provisions and conditions set forth therein. In the case of any inconsistency between the terms of this

Agreement and the terms of the Plan, the terms of the Plan shall in each case take precedence over the terms of this Agreement. By the execution of this Agreement, Optionee acknowledges receipt of a copy of the Plan.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective the date first set forth above.

                                        CORPORATION:

                                        AMERICAN MEDICAL TECHNOLOGIES, INC.


                                        By:_____________________________________
                                                 JAMES T. RASH,
                                                 President

ATTEST:



------------------------------------
Susan Riley,
Assistant Secretary

                                        OPTIONEE:


                                        ----------------------------------------

                                        Address:

                                        ----------------------------------------

                                        ----------------------------------------

                                     ANNEX A
                                VESTING SCHEDULE

         The shares subject to the Option shall become vested and exercisable at the rate of an additional 1/3rd of the total of such shares each 12 months, such vesting to occur as of the last day of the 12th month following the month in which the Option is granted and as of the last day of each succeeding 12 months until the Option becomes fully vested and exercisable as of the last day of the third year, provided that in the event that a fractional share results when applying this calculation, the vested portion shall be determined by rounding off to the next lowest whole share.